UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Clayton Williams Energy, Inc. (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2016 (the “Original Report”), solely to supplement Item 5.02 of the Original Report to include additional disclosure regarding board committee membership. This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Report.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

As previously disclosed in the Original Report, effective as of March 31, 2016, the holders of the Company’s Special Voting Preferred Stock, par value $0.10 per share (the “Special Voting Preferred Stock”), appointed P. Scott Martin to the Board of Directors of the Company (the “Board”) in accordance with the Certificate of Designation of the Special Voting Preferred Stock filed with the Secretary of State of the State of Delaware on March 15, 2016.

At the time the Original Report was filed, the Board had not determined to which Board committee(s) Mr. Martin would be assigned. On May 4, 2016, the Board appointed Mr. Martin to the Compensation and Nominating and Governance Committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	May 6, 2016	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Date:	May 6, 2016	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial
Officer